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                                                                     EXHIBIT 5.1

                       [LETTERHEAD OF LATHAM & WATKINS]

                                  March 7, 1996



Mercury General Corporation
4484 Wilshire Boulevard
Los Angeles, California 90010

          Re:  Form S-8 Registration Statement;
               2,700,000 Shares of Common Stock
               --------------------------------

Ladies and Gentlemen:

          In connection with the registration by Mercury General Corporation, a California corporation (the "Company"), of 2,700,000 shares of common stock, without par value (the "Shares"), of the Company to be issued pursuant to The 1995 Equity Participation Plan of Mercury General Corporation (the "Plan"), under the Securities Act of 1933, as amended, on a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission on March 8, 1996 (as amended from time to time, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

          In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

          We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of California, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any other laws, or as to any matters of municipal law or the laws of any other local agencies within the state.
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Mercury General Corporation
March 7, 1996
Page 2



          Subject to the foregoing, it is our opinion that the Shares have been duly authorized, and, upon the issuance of the Shares in accordance with the terms set forth in the Plan, the Shares will be validly issued, fully paid and nonassessable.

          We consent to your filing this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              /s/ Latham & Watkins